                                                                    Exhibit 99.2


                                    P R O X Y




                               FORM OF PROXY CARD




                              SHOWCASE CORPORATION
                                      PROXY
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT __________ ON __________, AT


________________________________________________________________________________





Kenneth H. Holec and Craig W. Allen and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Special Meeting of Shareholders of ShowCase Corporation on __________ __, 2001 and any adjournment or adjournments thereof, as designated herein upon the proposal set forth herein, as set forth in the Joint Proxy Statement/Prospectus, and, in their discretion, upon such other matters as may be properly brought before the meeting.



                         (Change of Address/Comments)





              (If you have written in the above space, please mark
             the corresponding box on the reverse side of this card)


                                SEE REVERSE SIDE


                           -- FOLD AND DETACH HERE --

/X/ Please mark your
    votes as in this
    example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL (1), THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

1. Approval and Adoption of the Agreement and Plan of Merger, dated as of November 6, 2000, among SPSS Inc., a wholly-owned subsidiary of SPSS, and ShowCase Corporation and of the merger contemplated thereby.

FOR             AGAINST          ABSTAIN
/ /             / /              / /


/ /  CHANGE OF ADDRESS ON REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SHOWCASE CORPORATION. WHEN PROPERLY EXECUTED IT WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER BUT UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR PROPOSAL (1), THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

VOTE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SIGNATURE                    DATE


NOTE: Please sign exactly as name appears hereon, joint owners should each sign. When signing as attorney or guardian, please give full title as such.

                             + FOLD AND DETACH HERE